Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Announces
Second Quarter Earnings per Share of $0.55 and
Adjusted Earnings per Share of $0.66
-FY2017 Guidance Updated to $4.00 to $4.50 GAAP EPS and $4.50 to $5.00 adjusted EPS-

Minneapolis, Minnesota, July 26, 2017 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the second quarter ended June 25, 2017.

Key metrics for the second quarter, versus the same period a year ago, were:

•	Total revenue increased 2.0% to $500.0 million.

•	Company-owned restaurant sales increased 1.9% to $475.7 million.

•	Same-store sales decreased 1.2% at company-owned restaurants.

•	Net earnings decreased 62.9% to $8.8 million from $23.7 million, and earnings per diluted share decreased 57.0% to $0.55 from $1.27.

•	Adjusted net earnings decreased 57.6% to $10.6 million from $25.0 million, and adjusted earnings per diluted share decreased 50.7% to $0.66 from $1.34.

Sally Smith, President and Chief Executive Officer, commented, "During the second quarter, we continued to work on stabilizing the business in the challenging restaurant environment. Our profitability was pressured this quarter driven by historically high wing costs, a mix shift to our promotional days, lower than expected same-store sales, and higher operating expenses."

Ms. Smith concluded, "As traditional chicken wing costs remain at historically high levels, we're adapting our value day on Tuesday to feature our boneless wings at company-owned restaurants. In addition, we continue to implement our cost savings plan to improve margins and profitability in areas we can control. Due to our disappointing second quarter earnings and an outlook for slowing traffic as we manage through the Tuesday promotional change, we are lowering our 2017 earnings outlook. We are optimistic about the transition to boneless wings which provides a more stable promotional platform for the future."

Revenue

•
Total revenue increased $9.8 million to $500.0 million in the second quarter, compared to $490.2 million in the second quarter of 2016. There was a $4.1 million revenue deferral for the Blazin' Rewards loyalty program in the second quarter.

•	Company-owned restaurant sales for the second quarter increased 1.9% over the same period in 2016 to $475.7 million, driven by 26 additional company-owned restaurants.

•	Franchise royalties and fees increased 3.1% to $24.3 million for the quarter, versus $23.6 million in the second quarter of 2016, driven by 28 additional franchised restaurants.

Restaurant-level costs and expenses

•
Cost of sales for the second quarter was 32.1% of restaurant sales, compared to 29.7% in the quarter last year, driven by higher traditional chicken wing prices compounded by a change in sales mix from promotional activity compared to the second quarter of 2016.

◦
Traditional wings were $2.05 per pound in the second quarter, representing an $0.11 increase, or 5.7%, higher than last year's second quarter average of $1.94. Traditional wings as a percent of cost of sales was 30.7% in the second quarter.

•
Cost of labor for the second quarter was 32.4% of restaurant sales, 40 basis points higher than second quarter last year, resulting from increased healthcare costs and management salaries, partially offset by lower hourly labor.

•
Restaurant operating expenses as a percentage of restaurant sales were 15.7%, an increase of 110 basis points from the second quarter of 2016, driven by an increase in general liability expenses, higher repair and maintenance expenses, and third-party delivery commissions.

•	Occupancy costs were 5.9% as a percentage of restaurant sales, 10 basis points higher compared to the same quarter last year.

•	Restaurant-level profit was $65.9 million, or 13.8%, of restaurant sales, compared to $83.3 million, or 17.9%, in the second quarter last year.

Other Expenses

•	Depreciation and amortization expense for the second quarter was $38.1 million, increasing 0.4%, due to new unit openings over the last 12 months.

•
General and administrative expenses were $39.2 million in the second quarter, increasing 31.3% from the same period last year, due to increased advisory fees and consulting services as well as stock-based compensation.

◦	Stock-based compensation was $3.4 million in the second quarter, compared to $0.7 million of expense in the prior year, which included a reversal of previously recognized expense.

•	Preopening expenses for the quarter totaled $0.9 million, versus $1.8 million in the second quarter last year, due to fewer openings.

•
Loss on asset disposal for the second quarter totaled $2.6 million, compared to last year of $1.9 million. The 2017 expense represented impairment of two restaurants totaling $1.7 million and the write-off of miscellaneous equipment. The expense in 2016 represented disposals due to remodels, and the write-off of miscellaneous equipment.

•	Interest expense was $3.3 million in the second quarter, compared to $0.8 million in the prior year period.

•	Other income was $5.9 million for the quarter, which is primarily from a gain on the sale of our minority investment in PizzaRev, compared to an expense of $1.0 million in 2016.

•	The effective tax rate during the quarter was 27.9%, compared to 29.9% in the prior year.

Earnings

•
Operating income was $9.4 million in the second quarter, or 1.9% of total revenue, compared to $35.5 million and 7.2% in the prior year. For the year to date period, operating income was $43.2 million, or 4.2% of total revenue, compared to $82.1 million and 8.2%.

•
Net earnings decreased 62.9% to $8.8 million in the second quarter, versus $23.7 million in the second quarter of 2016. For the year to date period, net earnings decreased 46.3% to $30.3 million, versus $56.5 million in 2016.

•
Earnings per diluted share were $0.55, compared to second quarter 2016 earnings per diluted share of $1.27. Earnings per diluted share decreased 39.3% to $1.83 for the year to date period, compared to $3.00 in the same period last year.

•
Adjusted earnings per diluted share were $0.66, compared to first quarter 2016 adjusted earnings per diluted share of $1.34. Adjusted earnings per diluted share for the year to date period decreased 31.7% to $2.13, compared to $3.12 in the same period last year.

Balance Sheet

•	Cash totaled $19.9 million at the end of the second quarter.

•	The credit facility had an outstanding balance of $390 million as of the end of the quarter.

Cash Flow

•
Cash flow from operations was $49.9 million for the quarter, a 31.0% decrease over the second quarter last year. For the year to date period, cash flow from operations was $98.8 million, a 33.9% decrease over 2016.

•
Free cash flow in the second quarter was $32.5 million, compared to $35.8 million in the prior year. Free cash flow in the year to date period was $64.2 million, compared to $78.8 million in the same period of the prior year.

•	659,598 shares were repurchased for a total of $100.0 million during the second quarter of 2017. For the year to date period, 2,022,488 shares were repurchased for a total of $312.2 million.

2017 Outlook

The company expects approximately the following new unit development in 2017:

•	15 company-owned Buffalo Wild Wings restaurants in the United States, with 2 in the third quarter

•	15 franchised Buffalo Wild Wings locations in the United States, with 6 in the third quarter

•	20 franchised Buffalo Wild Wing locations internationally, with 5 in the third quarter

•	2 company-owned and 10 to 13 franchised R Taco restaurants

The company expects the following in 2017:

•	Same-store sales growth of approximately -1% to -2%

•	Traditional chicken wing inflation of 8% to 10%

•	Depreciation and amortization expense of $153 to $155 million

•	General and administrative expense of $138 to $142 million, including stock-based compensation of $8 to $9 million

•	Interest expense of approximately $13 million

•	Earnings per diluted share of $4.00 to $4.50

•	Adjusted earnings per diluted share of $4.50 to $5.00

•	Capital expenditures of approximately $100 million

Buffalo Wild Wings will be hosting a conference call today, July 26, 2017 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until August 2, 2017. To access this replay, please dial 1-412-317-6671 password 5733019.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,240 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our third quarter trends, projected unit and net earnings growth rates, and projected share repurchase activity and capital expenditures. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly international locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings, supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar and share amounts in thousands except per share data)
(unaudited)

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Revenue:
Restaurant sales	$475,665	466,583	984,870	950,494
Franchise royalties and fees	24,315	23,595	49,873	47,941
Total revenue	499,980	490,178	1,034,743	998,435
Costs and expenses:
Restaurant operating costs:
Cost of sales	152,714	138,480	312,715	282,303
Labor	154,324	149,375	315,358	298,504
Operating	74,628	68,180	152,168	137,860
Occupancy	28,126	27,205	56,589	53,928
Depreciation and amortization	38,103	37,953	76,980	75,502
General and administrative	39,155	29,821	71,907	61,486
Preopening	917	1,838	1,504	3,701
Loss on asset disposals and impairment	2,628	1,874	4,356	3,096
Total costs and expenses	490,595	454,726	991,577	916,380
Income from operations	9,385	35,452	43,166	82,055
Interest expense	3,334	846	5,692	1,686
Other expense (income)	(5,940)	1,028	(4,780)	161
Earnings before income taxes	11,991	33,578	42,254	80,208
Income tax expense	3,342	10,033	12,218	23,985
Net earnings including noncontrolling interests	8,649	23,545	30,036	56,223
Net loss attributable to noncontrolling interests	(133)	(157)	(295)	(252)
Net earnings attributable to Buffalo Wild Wings	$8,782	23,702	30,331	56,475
Earnings per common share – basic	$0.55	1.27	1.83	3.01
Earnings per common share – diluted	$0.55	1.27	1.83	3.00
Weighted average shares outstanding – basic	15,983	18,605	16,573	18,764
Weighted average shares outstanding – diluted	16,048	18,636	16,619	18,797

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Revenue:
Restaurant sales	95.1%	95.2%	95.2%	95.2%
Franchise royalties and fees	4.9	4.8	4.8	4.8
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	32.1	29.7	31.8	29.7
Labor	32.4	32.0	32.0	31.4
Operating	15.7	14.6	15.5	14.5
Occupancy	5.9	5.8	5.7	5.7
Depreciation and amortization	7.6	7.7	7.4	7.6
General and administrative	7.8	6.1	6.9	6.2
Preopening	0.2	0.4	0.1	0.4
Loss on asset disposals and impairment	0.5	0.4	0.4	0.3
Total costs and expenses	98.1	92.8	95.8	91.8
Income from operations	1.9	7.2	4.2	8.2
Interest expense	0.7	0.2	0.6	0.2
Other expense (income)	(1.2)	0.2	(0.5)	0.0
Earnings before income taxes	2.4	6.9	4.1	8.0
Income tax expense	0.7	2.0	1.2	2.4
Net earnings including noncontrolling interests	1.7	4.8	2.9	5.6
Net loss attributable to noncontrolling interests	(0.0)	(0.0)	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	1.8%	4.8%	2.9%	5.7%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	June 25, 2017	December 25, 2016
Assets
Current assets:
Cash	$19,941	49,266
Accounts receivable, net of allowance of $251	37,927	34,225
Inventory	15,080	16,532
Prepaid expenses	7,503	9,075
Refundable income taxes	4,483	1,018
Restricted assets	24,532	66,471
Total current assets	109,466	176,587

Property and equipment, net	551,317	592,806
Reacquired franchise rights, net	112,348	118,973
Other assets	39,889	41,625
Goodwill	117,228	117,228
Total assets	$930,248	1,047,219

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$8,316	3,089
Accounts payable	37,887	45,797
Accrued compensation and benefits	43,944	47,304
Accrued expenses	33,367	32,347
Current portion of long-term debt and capital lease obligations	3,599	3,745
Current portion of deferred lease credits	4,685	873
System-wide payables	58,588	108,814
Total current liabilities	190,386	241,969

Long-term liabilities:
Other liabilities	16,529	16,109
Deferred income taxes	15,166	21,588
Long-term debt and capital lease obligations, net of current portion	426,074	205,312
Deferred lease credits, net of current portion	40,866	44,341
Total liabilities	689,021	529,319

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 15,491,688 and 17,462,465 shares, respectively	139,334	147,234
Retained earnings	106,135	374,683
Accumulated other comprehensive loss	(3,808)	(3,878)
Total stockholders’ equity	241,661	518,039
Noncontrolling interests	(434)	(139)
Total equity	241,227	517,900
Total liabilities and equity	$930,248	1,047,219

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Six months ended
	June 25, 2017	June 26, 2016
Cash flows from operating activities:
Net earnings including noncontrolling interests	$30,036	56,223
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	76,980	75,502
Loss on asset disposals and impairment	4,356	3,096
Deferred lease credits	1,548	3,380
Deferred income taxes	(6,489)	2,397
Stock-based compensation	4,021	2,108
Excess tax benefit from stock issuance	—	(35)
Change in fair value of contingent consideration	359	(1,106)
Gain on sale of investment in affiliate	(5,692)	—
Loss on investments in affiliate	1,488	1,247
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(6,007)	802
Inventory	1,458	1,418
Prepaid expenses	1,573	567
Other assets	(4,334)	(2,462)
Deferred revenue	5,227	118
Accounts payable	(2,004)	(3,520)
Income taxes	(3,465)	16,607
Accrued expenses	(294)	(6,943)
Net cash provided by operating activities	98,761	149,399
Cash flows from investing activities:
Acquisition of property and equipment	(34,553)	(70,630)
Acquisition of businesses	—	(3,862)
Proceeds from sale of investment in affiliate	8,126	—
Net cash used in investing activities	(26,427)	(74,492)
Cash flows from financing activities:
Proceeds from revolving credit facility	330,000	286,873
Repayments of revolving credit facility	(110,000)	(263,343)
Borrowings from (payments to) restricted funds	(6,533)	12,288
Repurchases of common stock	(312,249)	(99,981)
Other financing activities	(1,715)	(1,065)
Issuance of common stock	2,570	1,960
Excess tax benefit from stock issuance	—	35
Tax payments for restricted stock units	(3,796)	(9,172)
Net cash used in financing activities	(101,723)	(72,405)
Effect of exchange rate changes on cash	64	(87)
Net increase (decrease) in cash	(29,325)	2,415
Cash at beginning of period	49,266	11,220
Cash at end of period	$19,941	13,635

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2017	634	635
2016	603	609	617	631
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2017	616	624
2016	587	596	602	609
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559

Restaurant Count Rollforward:

	Six Months Ended
	June 25, 2017			June 26, 2016
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	621	602	1,223	590	573	1,163
Opened	6	12	18	11	18	29
Acquired	—	—	—	1	(1)	—
Closed/Relocated	(1)	(3)	(4)	(1)	(1)	(2)
End of period	626	611	1,237	601	589	1,190
R Taco
Beginning of period	8	7	15	4	6	10
Opened	1	6	7	2	1	3
Acquired	—	—	—	—	—	—
Closed/Relocated	—	—	—	—	—	—
End of period	9	13	22	6	7	13
PizzaRev
Beginning of period	2	n/a	2	2	n/a	2
Opened	—	n/a	—	—	n/a	—
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	(2)	n/a	(2)	—	n/a	—
End of period	—	n/a	—	2	n/a	2
Consolidated
End of the period	635	624	1,259	609	596	1,205

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	0.5%	(1.2%)
2016	(1.7%)	(2.1%)	(1.8%)	(4.0%)	(2.4%)
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	0.6%	(2.1%)
2016	(2.4%)	(2.6%)	(1.6%)	(3.9%)	(2.7%)
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	$62,970	58,912
2016	62,829	59,894	59,690	59,120	60,366
2015	64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	$65,713	61,217
2016	65,636	62,454	61,497	61,397	62,662
2015	67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594

Restaurant-Level Profit and Restaurant-Level Margin
Restaurant-level profit and restaurant-level margin are neither required by, nor presented in accordance with U.S. GAAP and are non-GAAP financial measures. Restaurant-level profit is defined restaurant sales less restaurant operating costs (cost of sales, labor, operating, and occupancy expense). Restaurant-level margin is defined as restaurant-level profit as a percentage of restaurant sales. Restaurant-level profit and restaurant-level margin have limitations as analytical tools, and should not be evaluated in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes the restaurant-level profit and restaurant-level margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant-level profit and restaurant-level margin as key performance indicators to evaluate the profitability of company-owned restaurants.
A reconciliation of restaurant sales to restaurant-level margin is provided below:

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Restaurant sales	$475,665	466,583	984,870	950,494
Restaurant operating costs	409,792	383,240	836,830	772,595
Restaurant-level profit	65,873	83,343	148,040	177,899
Restaurant-level margin	13.8%	17.9%	15.0%	18.7%

EBITDA

Earnings before interest, taxes, and depreciation and amortization (EBITDA) is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines EBITDA as net earnings including non-controlling interests plus interest expense, income tax expense, and depreciation and amortization. EBITDA has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric as a basis for evaluating our ongoing operations, and believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations, without the effects of interest, taxes, and depreciation and amortization.

A reconciliation of net earnings including noncontrolling interests to EBITDA is provided below:

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net earnings including noncontrolling interests	$8,649	23,545	30,036	56,223
Income tax expense	3,342	10,033	12,218	23,985
Interest expense	3,334	846	5,692	1,686
Depreciation and amortization	38,103	37,953	76,980	75,502
EBITDA	$53,428	72,377	124,926	157,396

Adjusted Net Earnings and Adjusted Earnings per Diluted Share

Adjusted net earnings and adjusted earnings per diluted share are not required by, nor presented in accordance with U.S. GAAP and are non-GAAP financial measures. The Company defines adjusted earnings diluted per share as adjusted net earnings attributable to Buffalo Wild Wings divided by our weighted diluted average shares outstanding. Adjusted net earnings attributable to Buffalo Wild Wings is calculated as earnings before income taxes plus loss on asset disposals and impairment (excluding store closing reserve costs), proxy costs for contested election, advisory and consulting fees, restructuring costs, acquisition costs, and divestiture costs less gain on sale of investment in affiliate. This amount is then adjusted for an estimated income tax expense and net earnings (loss) attributable to noncontrolling interests. Adjusted net earnings and adjusted earnings per diluted share have limitations as analytical tools, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes these metrics as a basis for evaluating our ongoing operations, and believes investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations, without the effects of certain non-recurring or non-cash items.

	Three months ended		Six months ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Earnings before income taxes (a)	$11,991	33,578	42,254	80,208
Loss on asset disposals and impairment (b)	2,566	1,858	4,261	3,063
Proxy costs for contested election (c)	3,991	—	5,901	—
Advisory and consulting fees, and restructuring costs (d)	1,582	—	2,502	—
Gain on sale of investment in affiliate (e)	(5,692)	—	(5,692)	—
Acquisition costs (f)	—	—	—	145
Divestiture costs (g)	80	—	80	—
Adjusted earnings before income taxes	14,518	35,436	49,306	83,416
Estimated income tax expense (h)	4,046	10,588	14,257	24,944
Adjusted earnings including noncontrolling interests	10,472	24,848	35,049	58,472
Net earnings (loss) attributable to noncontrolling interests (a)	(133)	(157)	(295)	(252)
Adjusted net earnings attributable to Buffalo Wild Wings	$10,605	25,005	35,344	58,724
Weighted average shares outstanding – diluted (a)	16,048	18,636	16,619	18,797
Adjusted earnings per diluted share	$0.66	1.34	2.13	3.12

(a) Equals the amount shown on our Consolidated Statements of Earnings.
(b) Consists of loss on asset disposals and impairments, excluding store closing reserve costs of $62 and $16, for the three-month periods ended June 25, 2017 and June 26, 2016, respectively. Consists of loss on asset disposals and impairments, excluding store closing reserve costs of $95 and $33, for the six-month periods ended June 25, 2017 and June 26, 2016, respectively.
(c) Consists of costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors.
(d) Consists of costs related to consulting services pertaining to the identification of best practices and improving efficiencies, and organizational restructuring costs.
(e) Consists of the gain recorded from the sale of our investment in affiliate, Pie Squared Holdings.
(f) Consists of costs associated with an acquisition of a franchise-owned store.
(g) Consists of costs associated with the proposed divestiture of company-owned stores.
(h) Our effective tax rates for the three-month periods ended June 25, 2017 and June 26, 2016 were 27.9% and 29.9%, respectively. Our effective tax rates for the six-month periods ended June 25, 2017 and June 26, 2016 were 28.9% and 29.9%, respectively. The calculated estimated income tax expense is based on these rates.

Adjusted Earnings per Diluted Share Forecast

Adjusted earnings per diluted share is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines adjusted earnings per diluted share as diluted earnings per share on a U.S. GAAP basis, plus diluted earnings per share impacts of loss on tangible and intangible asset disposals and impairment, costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors, and costs related to consulting services pertaining to the identification of best practices and improving efficiencies. Adjusted earnings per diluted share has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric to forecast and evaluate our ongoing operations, and believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for forecasting and evaluating our ongoing results of operations, without the effects of certain non-recurring or non-cash items.

	Twelve months ending December 31, 2017
	Low Projection	High Projection
Earnings per diluted share forecast (a)	$4.00	4.50
Loss on asset disposals and impairment (b)	0.38	0.38
Proxy costs for contested election(c)	0.26	0.26
Advisory and consulting fees, and restructuring costs (d)	0.11	0.11
Gain on sale of investment in affiliate (e)	(0.25)	(0.25)
Adjusted earnings per diluted share forecast (f)	$4.50	5.00

(a) Equals the projected earnings per diluted share on a U.S. GAAP basis for fiscal year 2017.
(b) Consists of the projected earnings per diluted share impact of our loss on tangible and intangible asset disposals and impairment for fiscal year 2017.
(c) Consists of the projected earnings per diluted share impact of costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors.
(d) Consists of the projected earnings per diluted share impact of costs related to consulting services pertaining to the identification of best practices and improving efficiencies, and organizational restructuring costs for fiscal year 2017.
(e) Consists of the projected earnings per diluted share impact of the gain recorded from the sale of our investment in affiliate, Pie Squared Holdings.
(f) This estimate assumes diluted weighted average shares outstanding of 16,070 for fiscal year 2017.

Free Cash Flow

Free cash flow is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines free cash flow as net cash provided operating activities minus acquisition of property and equipment. Free cash flow has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric, and also believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure, as a basis for evaluating our cash flow available after capital expenditures.

	Six months ended
	June 25, 2017	June 26, 2016
Net cash provided by operating activities	$98,761	149,399
Acquisition of property and equipment	(34,553)	(70,630)
Free cash flow	$64,208	78,769